SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

     FORM S-8 REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

EMPIRE ENERGY CORPORATION INTERNATIONAL

(Exact name of Registrant as Specified in its Charter)

Nevada	87-0401761

(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification Number)
Organization)

4500 College Blvd, Suite 240
Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

EMPIRE ENERGY CORPORATION INTERNATIONAL 2008 EMPLOYEE STOCK OPTION AND AWARD PLAN

(Full Title of the Plan)

John C. Garrison 16801 West 116th Street, Suite 100 Lenexa, Kansas 66219 (Name and Address of Agent for Service)

(913) 469-5615

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed	Proposed Maximum	Amount of
to be Registered	Registered	Maximum Offering	Aggregate Offering	Registration Fee (1)
		Price per Share(1)	Price (1)

Common Stock,	30,000,000	$0.15	$4,500,000	$176.85
no par value per
share

Total				$176.85

(1) Pursuant to Rule 457(c), the proposed maximum offering price per share and the proposed maximum aggregate offering price have been calculated on the basis of the average bid and ask price for the registrant’s shares as of April 28, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Empire Energy Corporation International (“Empire Energy” or

the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement.

(a)	The Registrant’s Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2007 and December 31, 2006.

(b)	The Registrant’s Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 2006, September 30, 2006, March 31, 2007, June 30, 2007 and September 30, 2007.

(c)	The Registrant’s registration statement on Form SB-2 filed on August 2, 2006.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extend that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The consolidated financial statements of the Registrant as of December 31, 2007, have been incorporated by reference in this Registration Statement in reliance upon the report of UHY Haines Norton, Chartered Accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that UHY Haines Norton audits and reports on financial statements of the Registrant issued at future dates, and consent to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.

Item 4. Description of Securities Inapplicable Item 5. Interests of Named Experts and Counsel Inapplicable

Item 6. Indemnification of Directors and Officers

     The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

     The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and where material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to the Registrant’s bylaws, it is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant is advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     The Registrant has not, as of this time, obtained any directors' and/or officers' insurance providing for indemnification of the Registrant's directors, officers and/or employees for certain liabilities, but it expects to do so in the future.

The Registrant has not entered into any indemnification agreements with any of its current or past directors or officers providing for indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 7.	Exemption From Registration Claimed
Inapplicable.
Item 8.	Exhibits

Exhibit Number		Description

4.1		EMPIRE ENERGY CORPORATION INTENRATIONAL	2008
EMPLOYEE STOCK OPTION AND STOCK AWARD PLAN

5.1		Opinion of W. Scott Lawler, Esq.

23.1 23.2 24

Consent of UHY Haines Norton, Chartered Accountants

Consent of W. Scott Lawler, Esq (included in Exhibit 5.1 to this Registration Statement

Power of Attorney (included on page 5)

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

		(ii)	To reflect in the prospectus any facts or event arising out of the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

		(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

		(iv)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leawood, Kansas on the 21st day of April, 2008.

EMPIRE ENERGY CORPORATION INTERNATIONAL

(Registrant)

/s/ MALCOLM R. BENDALL By: Malcolm R. Bendall Title: Chief Executive Officer POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints John Garrison as the true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his respective substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, who constitute the entire board of directors.

Signature	Capacity	Date

/s/ MALCOLM R. BENDALL	Chief Executive Officer	April 28, 2008
Malcolm R. Bendall	Member of the Board of Directors

/s/ GRAHAM ROGERS	Chief Financial Officer	April 28, 2008
Graham Rogers	Member of the Board of Directors

/s/ JOHN C. GARRISON	Secretary	April 28, 2008

John C. Garrison	Member of the Board of Directors

/s/ TAD M. BALLANTYNE	Member of the Board of Directors	April 28, 2008
Tad M. Ballantyne

/s/ PHIL SIMPSON	Member of the Board of Directors	April 28, 2008
Phil Simpson

/s/ CLIVE F. BURRETT	Member of the Board of Directors	April 28, 2008
Clive F. Burrett